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                                                                   Exhibit 23(b)


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement (Form S-3, No. 333-68875) and related Prospectus for the registration of 500,000 shares of American Eagle Outfitters, Inc.'s common stock of our report dated March 3, 1998 (except for Note 13, as to which the date is April 14, 1998) with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 5, 1999